Exhibit 23.1

              [Letterhead of  DANZIGER HOCHMAN PARTNERS LLP]

         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On The Go Healthcare, Inc.
85 Corstate Avenue, Unit #1
Concord, Ontario  L4K 4Y2


 We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 3, 2006, relating to the consolidated financial statements appearing in the Company's Annual Report on Form 10-KSB for the year ended July 31, 2006.


/s/ Danziger Hochman Partners LLP
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Danziger Hochman Partners LLP
Toronto, Canada

October 19, 2007

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